Exhibit 99.01

Description of Shire Limited’s (“Shire”) Share Capital

     The following sections include information concerning the ordinary shares of Shire, based on Jersey law and a summary of material provisions of the Memorandum of Association and the Articles of Association of Shire (the “Shire Articles”). This summary does not purport to be complete and is qualified in its entirety by reference to the full Shire Articles, a copy of which has been filed as an exhibit to Shire’s Current Report on Form 8-K filed on May 23, 2008.

GENERAL

     All of Shire’s issued ordinary shares are fully paid or credited as fully paid and nonassessable. Certificates representing the ordinary shares may be issued, although a directors’ resolution passed on April 7, 2008 authorized the transfer of shares in Shire by means of CREST, a paperless settlement system enabling shares to be evidenced otherwise than by a certificate and transferred otherwise than by a written instrument. So long as this directors’ resolution is in force, the Shire Articles will not apply to any uncertificated ordinary shares to the extent that the Shire Articles are inconsistent with the holding of ordinary shares in uncertificated form, the transfer of title to any ordinary shares by means of the CREST system and any provisions of the regulations relating to CREST.

SHARE CAPITAL

     Shire was incorporated and registered in Jersey on January 28, 2008 under the Companies (Jersey) Law 1991 (the “Jersey Companies Law”) as a private company limited by shares under the name MdFJ 2034773 Limited with registered number 99854. It was reregistered on April 1, 2008 as a public limited company under the name Shire Limited.

     On incorporation, the authorized share capital was £10,000 divided into 10,000 ordinary shares of £1.00 each. Of such shares, two were subscribed by the subscribers to the Memorandum of Association, Juris Limited and Lively Limited, and were paid up in full by those subscribers. Those shares are now held by Tatjana May and Daniel Hartley.

    On April 10, 2008, (a) the two issued ordinary shares of £1 each in the capital of Shire were reclassified as Subscriber Ordinary Shares; (b) the authorized share capital of Shire was reduced to £2, consisting of two Subscriber Ordinary Shares of £1 each, by cancelling the 9,998 unissued ordinary shares of £1 each; (c) the authorized share capital of Shire was increased to £50,000,002, consisting of 1,000,000,000 ordinary shares of five pence each and two Subscriber Ordinary Shares of £1 each by the creation of 1,000,000,000 ordinary shares of five pence each; and (d) the new Memorandum of Association of and new Shire Articles were adopted.  The current Shire Articles were adopted pursuant to a special resolution passed on May 8, 2008.

     By resolutions passed on April 10, 2008, it was resolved by the two holders the Subscriber Ordinary Shares of Shire, being the only members of Shire at that date eligible to vote that:

(A) subject to and conditional upon:

(i) the passing of the special resolutions approving the Scheme (as defined below) and the proposed reduction of capital as set out in the notice of meeting of Shire plc, the predecessor holding company of the Shire group (“Old Shire”) relating to the EGM of Old Shire to be held on May 9, 2008;

(ii) the ordinary shares required to be allotted and issued by Shire pursuant to the scheme of arrangement under sections 895 of 899 of the UK Companies Act 2006 (pursuant to which Shire was put in place as the new holding company of the Shire Group) (the “Scheme”), by which Shire will be bound, having been allotted and issued and registered in the names of the persons entitled to such ordinary shares in Shire’s register of members; and

(iii) the Scheme becoming effective and being fully implemented,

the amount standing to the credit of Shire’s share premium account (including the amount arising upon the allotment and issue of the ordinary shares of Shire pursuant to the Scheme) be reduced by transferring the sum of $3,700 million or, if less, all amounts standing to the credit of Shire’s share premium account, from Shire’s share premium account and crediting it to a reserve of profit to be available to Shire to be:

(a) distributed by Shire from time to time as dividends in accordance with Article 115 of the Jersey Companies Law and the Shire Articles; or

(b) applied by Shire from time to time toward any other lawful purpose to which such a reserve may be applied;

(B) the Directors be generally and unconditionally authorized to exercise all or any of the powers of Shire pursuant to the Shire Articles to allot Relevant Securities (as defined in the Shire Articles):

(i) up to an aggregate nominal amount of £35,000,000 as required for the purposes of the Scheme;

(ii) up to an aggregate nominal amount of £310,000 as required for the purposes of arrangements requiring Shire to satisfy the entitlements of participants in the share schemes of Old Shire who are expected to have entitlements to ordinary shares of Shire after implementation of the Scheme; and

(iii) up to an aggregate nominal amount £9,323,111 (representing approximately one third of Old Shire’s issued ordinary share capital at the date of the proposal of the resolution), for a period expiring (unless previously renewed, varied or revoked by Shire in general meeting) on the earlier of the conclusion of the Annual General Meeting of Shire to be held in 2008 and December 31, 2008, save that Shire may before such expiry make an offer or  agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities pursuant to such offer or agreement as if the authority conferred hereby had not expired;

(C) (subject to and conditional upon the Scheme becoming effective) the Directors be empowered pursuant to the Shire Articles, to allot equity securities (as defined in the Shire Articles) wholly for cash pursuant to the authority conferred by the resolution described in paragraph (B) above and/or where such allotment constitutes an allotment of equity securities by virtue of Article 10(G)(i) of the Shire Articles as if Article 11 of the Shire Articles did not apply to such allotments, provided that this power:

(i) shall expire on the earlier of the conclusion of the Annual General Meeting of Shire to be held in 2008 and December 31, 2008, save that Shire may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities pursuant to any such offer or agreement as if the power conferred hereby had not expired;

(ii) shall be limited to:

(a) the allotment of equity securities in connection with a rights issue, open offer or preemptive offer to holders of ordinary shares of Shire (excluding any shares held by Shire as treasury shares) in proportion (as nearly as may be) to their existing holdings of ordinary shares but subject in each case to the Directors having a right to make such exclusions or other arrangements in connection with such offerings as the Directors may deem necessary or expedient:

  (1)   to deal with equity securities representing fractional entitlements;

  (2)   to deal with ordinary shares represented by depositary receipts; and

  (3)  to deal with legal or practical problems under the laws of, or requirements of, any recognized regulatory body or any stock exchange in any territory or any matter whatsoever; and

(b) the allotment of equity securities wholly for cash otherwise than pursuant to paragraph (ii)(a) up to an aggregate nominal amount of £1,398,467 (representing approximately 5% of Old Shire’s issued ordinary share capital at the date of the proposal of the resolution);

(D) (subject to and conditional upon the Scheme becoming effective) the Directors be generally and unconditionally authorized:

(i) pursuant to Article 57 of the Jersey Companies Law to make market purchases of Shire’s ordinary shares, provided that:

(a) the maximum number of ordinary shares of Shire authorized to be purchased is 55,940,000 (representing approximately 10% of Old Shire’s issued share capital at the date of the proposal of the resolution);

(b) the minimum price, exclusive of any expenses, which may be paid for an ordinary share is five pence;

(c) the maximum price, exclusive of any expenses, which may be paid for an ordinary share shall be the higher of:

(1)
an amount equal to 5% above the average of the middle market quotations for ordinary shares of Shire taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such shares are contracted to be purchased; and

(2)	the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Daily Official List at the time that the purchase is carried out; and

(d) the authority hereby conferred shall expire at the conclusion of the Annual General Meeting of Shire to be held in 2008 (except that Shire may make a contract to purchase its ordinary shares under this authority before the expiry of this authority, which will or may be executed wholly or partly after the expiry of this authority, and may make purchases of ordinary shares in pursuance of any such contract as if such authority had not expired);

(ii) pursuant to Article 58A of the Jersey Companies Law, to hold as treasury shares any ordinary shares purchased pursuant to the authority conferred by sub-paragraph D (i) above; and

(E) (i) the Shire Sharesave Scheme, the Shire Employee Stock Purchase Plan, Part A of the Shire Portfolio Share Plan and Part B of the Shire Portfolio Share Plan be approved and (with effect from the Scheme becoming effective) those schemes be adopted and the Directors be and are hereby authorized to do all such acts and things necessary to bring those schemes into effect;

(ii) the Directors be authorized to establish further plans similar to the plans referred to in paragraph (i) above, to be operated in other jurisdictions but modified to take account of local tax, exchange control or securities laws in such jurisdictions; and

(iii) each Director be authorized to vote at any meeting of Directors on any matter connected with the schemes mentioned in paragraphs (i) and (ii) above and to be counted for the purpose of any resolution regarding those schemes in the quorum at the meeting, notwithstanding that any Director may be interested in those schemes and the provisions in the Shire Articles be relaxed accordingly, provided that no Director may vote or be counted in the quorum on any matter solely concerning his own participation in those schemes.

DIVIDENDS

     Subject to the provisions of the Jersey Companies Law, Shire may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the board of Shire. Subject to the provisions of the Jersey Companies Law, the board of Shire may pay fixed and interim dividends if and in so far as appears to the board to be justified by the financial position of Shire. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer by the payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend. Shire may, upon the recommendation of the board, by ordinary resolution, direct payment of a dividend to be satisfied wholly or partly by the distribution of assets and the board shall give effect to such resolution. Except as otherwise provided by the rights attaching to or terms of issue of any shares or the terms of issue thereof or pursuant to the income access share arrangements, all dividends shall be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the  period in respect of which the dividend is paid. No dividend or other moneys payable in respect of a share shall bear interest against Shire. The Directors may deduct from any dividend or other moneys payable to a holder of shares on or in respect of such shares all sums of money (if any) presently payable by the holder to Shire on account of calls or otherwise in relation to such shares. Any dividend unclaimed after a period of twelve years from the date on which such dividend was declared or became due for payment shall be forfeited and revert to Shire. The Directors may, if authorised by an ordinary resolution of Shire, offer any holder of shares (excluding treasury shares) the right to elect to receive shares by way of scrip dividend instead of cash.

INCOME ACCESS ARRANGEMENTS

     Ordinary shareholders may elect to receive their dividends from Old Shire (a company resident for tax purposes in the UK) under the income access share arrangements (an “IAS Election”) which, subject to the passing of a board resolution of Shire approving the implementation of such arrangements, are intended to be put in place instead of receiving dividends from Shire (a company resident for tax purposes in the Republic of Ireland). An ordinary shareholder who holds 25,000 or fewer ordinary shares at the time he becomes an ordinary shareholder in Shire pursuant to the scheme of arrangement pursuant to which Shire was put in place as the new holding company of the Shire group, and who does not make a contrary election, will be deemed to have made an election (pursuant to the Shire Articles) such that, if the board of Shire passes a resolution approving the income access share arrangements, then, to the extent that such arrangements are effected and operated, he will receive his dividends under these arrangements from Old Shire. Equally, an ordinary shareholder who first acquires his ordinary shares after the Scheme effective date (May 23, 2008), who holds 25,000 or fewer ordinary shares on the first dividend record date after he becomes an ordinary shareholder, and who does not make a contrary election, will be deemed to have made an election (pursuant to the Shire Articles) such that, if the board of Shire passes a resolution approving the income access share arrangements, then, to the extent that such arrangements are effected and operated, he will receive his dividends under these arrangements from Old Shire.

     There can be no certainty that those who have elected or are deemed to have elected to receive their dividends in such manner will be able to do so, as the directors of Old Shire will have discretion to decide whether or not to pay dividends on the income access share (the “IAS”) and on the level of any dividends so paid and will have to consider the financial condition and distributable reserves of Old Shire before paying any dividend on the IAS. Pursuant to the Shire Articles, where any dividends paid on the IAS are received by a trustee (the “IAS Trustee”) of the English law trust constituted to hold the IAS in accordance with the income access arrangements and are paid by the IAS Trustee to ordinary shareholders who have made (or are deemed to have made) an IAS Election, the entitlements of such ordinary shareholders of Shire to be paid any amount in respect of dividends declared by Shire shall be reduced by an amount equal to the amount paid to them by the IAS Trustee and to the extent dividends are not paid to such ordinary shareholders by the IAS Trustee then the shortfall will be made up out of dividends on the ordinary shares. The income access share arrangements may be suspended or terminated at any time and for any reason by Shire, without financial recompense.

RIGHTS IN A WINDING-UP

     Under the Jersey Companies Law, except as provided by the rights and restrictions attached to any class of shares, the holders of ordinary shares will be entitled to participate in any surplus assets in a winding up in proportion to their shareholdings. Pursuant to the Shire Articles,  Shire may, with the sanction of a special resolution and any other sanction required by the Jersey Companies Law, divide among the members in kind the whole or any part of the assets of Shire and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

     The assets of Shire available for distribution among the members will be applied first in payment of the nominal amount of the ordinary shares.

     Those assets will be applied secondly in payment to the holders of the Shire Subscriber Ordinary Shares of an amount equal to the aggregate nominal amount of such shares.

     The remainder of the assets of the Company available for distribution will be applied in distribution to the holders of ordinary shares pro rata to the aggregate nominal amount of their holding of ordinary shares.

SHAREHOLDER MEETINGS

     The board shall convene and Shire shall hold general meetings and annual general meetings in accordance with the Jersey Companies Law. All general meetings of Shire other than annual general meetings shall be called extraordinary general meetings. The board may convene extraordinary general meetings whenever it thinks fit. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least 21 clear days’ written notice or such shorter period as may be permitted by the Jersey Companies Law. All other extraordinary general meetings shall be called by at least 14 clear days’ written notice. Subject to the provisions of the Jersey Companies Law, the provisions of the Shire Articles and to any restrictions imposed on any shares, the notice shall be sent to all the members, to each of the directors and to the auditors. The notice shall specify the place, day and time of the meeting and the general nature of the business to be transacted at the meeting. In the case of an annual general meeting, the notice shall specify the meeting as such.

VOTING RIGHTS

     Subject to any special terms as to voting attached to any shares and to the Shire Articles, on a show of hands every member who is present in person or by proxy shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. A member may appoint more than one proxy. See also “--Disclosure of Interests” below. For a description of the method by which the ordinary shares held by the Depositary will be voted, see “Description of American Depositary Shares and American Depositary Receipts --Voting Rights.”

     Voting at any general meeting of shareholders is by a show of hands unless a poll is duly demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy entitled to vote on the question;

•	any shareholder or shareholders present in person or by proxy and representing in aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote on the question; or

•
any shareholder or shareholders present in person or by proxy holding shares conferring a right to attend and vote at the meeting on which shares there have been paid sums in the aggregate equal to not less than one-tenth of the total sum paid on all the shares conferring that right.

     Since under Jersey law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll. This includes holders of ADSs that are not registered holders of shares.

     Unless otherwise required by law or the Shire Articles, voting in a general meeting is by ordinary resolution. These resolutions include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•
the grant of authority to issue shares (for which shareholder approval is not required under Jersey law but which provisions have been built in the Shire Articles requiring such authority to be renewed by an ordinary resolution).

     An ordinary resolution requires the affirmative vote of a majority of the votes of those who are eligible to vote and vote in person or by proxy in the case of individuals or are represented by a duly authorized representative or by proxy in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by a duly authorized representative or by proxy in the case of corporations and who in the aggregate hold shares conferring a majority of the votes actually cast on the resolution is required. A special resolution requires the affirmative vote of not less than two-thirds of those who are eligible to vote and vote in person or by proxy in the case of individuals or are represented by a duly authorized representative or by proxy in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by a duly authorized representative or by proxy in the case of corporations and who in the aggregate hold shares conferring two-thirds of the votes actually cast on the resolution is required. Examples of special resolutions include resolutions relating to matters concerning an alteration of Shire’s Memorandum of Association or the Shire Articles or a members’ summary winding-up of Shire or the disapplication of statutory preemption rights in respect of the issuance of equity securities to be paid wholly in cash.

AUTHORIZATION TO ISSUE SHARES; PREEMPTIVE RIGHTS

     The Shire Articles provide that the directors may be authorized by means of an ordinary resolution of the shareholders to issue up to the maximum number of ordinary shares, and for a maximum period (not exceeding 15 months from the date of the resolution), designated in such resolution. Generally, in the case of companies whose shares are quoted on the Official List of the London Stock Exchange, the authority is renewable at the same time as the disapplication of pre-emptive rights. See “--Share Capital” above. The Shire Articles confer on shareholders, to the extent not disapplied and other than in respect of issuances for a consideration that is wholly or partly otherwise than in cash or issuances under employee share plans, rights of pre-emption in respect of the issuance of equity securities that are or are to be paid for wholly in cash. These provisions may be disapplied by a special resolution of the shareholders, either generally or specifically, in the case of companies whose shares are quoted on the Official List of the London Stock Exchange, generally not exceeding 15 months from the date of the resolution or, if earlier, the date of the next annual general meeting. With respect to future issuances of ordinary shares or ADSs that are or are to be paid for wholly in cash and except to the extent already disapplied, shareholders will have to approve the disapplication of preemptive rights.

VARIATION OF RIGHTS

     Subject to the provisions of the Jersey Companies Law and to any rights attached to existing shares, all or any of the rights attached to any class of shares may be varied either with the written consent of the holders of not less than two-thirds in nominal value of the issued shares of the class (excluding any treasury shares) or the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. At every such separate meeting, the quorum shall be two persons present in person holding or representing by proxy at least one-third in nominal amount of the issued shares of the class or, at an adjourned meeting, any holder of the shares in question whether present in person or by proxy. The rights conferred upon the holders of any class of shares shall not, unless expressly attached to the terms of issuance of the shares, be determined to be altered by the creation or issuance of further shares ranking pari passu with those shares.

ALTERATION OF CAPITAL

     Shire may by special resolution increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe and alter its share capital in any manner permitted by the Jersey Companies Law.

     Subject to the provisions of the Jersey Companies Law, Shire may by special resolution reduce its share capital, share premium account, capital redemption reserve or other undistributable reserve in any way. Shire may also, subject to the requirements of the Jersey Companies Law and to the rights conferred on holders of any class of shares, purchase all or any of its own shares, including any redeemable shares.

DISCLOSURE OF INTERESTS

     The Shire Articles provide that if at any time any member, or any other person (as appropriate) has been served with a disclosure notice from Shire and has not complied with such notice or supplied the information required to Shire within a period of 14 days following service of the disclosure notice, then the board of Shire may, in its absolute discretion by notice in writing (a “restriction notice”) to such member direct that:

(A) in respect of the shares in relation to which the non-compliance with disclosure notice relates which shall include any share issued after the date of the notice in respect of such share) the member shall not, with effect from service of the restriction notice be entitled to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right confirmed by membership in relation to shareholder meetings; and

(B) in the case of a restriction notice served on a person who holds shares which represent 0.25% or more of the issued shares of the class in question, the restriction notice may additionally direct that in respect of those shares:

(i) no payment shall be made by way of dividend and no share shall be allotted in lieu of payment of a dividend; and

(ii) the board may decline to register a transfer of any of the shares (which are in Certificated form) unless the transfer is pursuant to a bona fide sale of the shares to a party unconnected with the holder or any other person appearing to be interested in such shares.

Any restriction notice shall cease to have effect in relation to any shares transferred by such member in accordance with the provisions described in paragraph (B)(ii) above.

TAKEOVERS

     The City Code on Takeovers and Mergers, issued and administered by the Panel on Takeovers and Mergers in London, is applicable to Shire because Shire is a public limited company with its registered office in the UK Channel Islands (which includes Jersey) whose shares are admitted to trading on a regulated market (the London Stock Exchange). The City Code is intended to operate principally to ensure fair and equal treatment of all shareholders in companies to which it applies. When persons hold or acquire certain percentages of voting rights of a UK listed public company such as Shire, these persons may be required, in certain circumstances, to make an offer to all shareholders of that company for its shares. For purposes of the City Code, the term persons includes all persons “acting in concert” as that term is defined in the City Code.

TRANSFER OF SHARES

     Any holder of ordinary shares in certificated form may transfer all or any of those shares by an instrument of transfer in any usual form or in any other form which the board may approve. The instrument of transfer shall be signed by or on behalf of the transferor and, in the case of a partly paid share, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members of Shire in respect of it.

     The directors may, in their absolute discretion and without assigning any reason, refuse to register any transfer of any certificated share which is not a fully paid share.

     Registration of a transfer of an uncertificated share may only be refused in the limited circumstances set out in the a Companies (Uncertificated Securities) (Jersey) Order 1999 and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.The directors may decline to register any transfer of a certificated share unless:-

•
the instrument of transfer is lodged with Shire and is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share;

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

     Notwithstanding anything in the Shire Articles to the contrary, any shares in Shire may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with the Companies (Uncertificated Securities) (Jersey) Order 1999 including any amendment of and rules made under those provisions for the time being in force and practices instituted by an operator of the relevant system. Any provision of the Shire Articles shall not apply to any uncertificated shares to the extent that those provisions are inconsistent with:

•	the holding of shares in uncertificated form;

•	the transfer of title of shares by means of a relevant system; or

•	any provision of the regulations referred to in this paragraph.

OTHER SHARES INFORMATION

     There are currently no Jersey foreign exchange controls on the payment of dividends on the ordinary shares or the conduct of Shire’s operations. There are no restrictions under Shire’s Memorandum of Association, the Shire Articles or under Jersey law that limit the right of non-resident or foreign owners to hold or vote Shire’s ordinary shares that do not apply generally to all shareholders, regardless of their place of residence or nationality.  However, no shareholders are entitled to receive notices from Shire, including notices of shareholders’ meetings, unless they have given an address in Jersey or the U.K. to Shire to which those notices may be sent. Notwithstanding the foregoing, Shire provides information to the depositary, which in turn forwards that information to the holders of ADSs.